SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

AMENDMENT TO FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   April 26, 2007

TETROS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-51881
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1000 N West Street
Suite 1200
Wilmington, Delaware 19801
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 798-6138
(ISSUER TELEPHONE NUMBER)

4305, Inc.
4400 Route 9 South, #1000
Freehold, New Jersey 07728
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(1) Previous Independent Auditors:

     (i) On April 26, 2007, Gately & Associates, LLC ("Gately") was dismissed as the independent auditor for the Company and replaced by Webb & Company, P.A. ("Webb") as our principal independent auditors. This decision to engage Webb was ratified by the majority approval of our Board of Directors.

     (ii) Gately’s report on the financial statements for the  for the time period from inception December 9, 2005 to April 26, 2007 did not contain an adverse opinion, or a disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles, including the ability to continue as a going concern, however, the report did include an explanatory paragraph reflecting an uncertainty because we had yet to generate any revenue, and our shareholders funded any shortfalls in our cash flow on a day to day basis.  These factors raise substantial doubt about our ability to continue as a going concern.

     (iii) Our Board of Directors participated in and approved the decision to change independent accountants. Since the Company’s inception on December 9, 2005, including its review of financial statements for the year ending December 31, 2006, and for the subsequent period from December 31, 2006 until his resignation on April 26, 2007, there have been no disagreements with Gately on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Gately would have caused them to make reference thereto in their report on the financial statements.

     (iv) During the most recent review periods, including the interim period subsequent to December 31, 2006 and through April 26, 2007, there have been no reportable events with us as set forth in Item 304(a)(i)(v) of Regulation S-K.

     (v) We have requested that Gately furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as an Exhibit to this Form 8-K.

(2) New Independent Accountants:

     (i) We have engaged Webb & Company, P.A.  of Boynton Beach, Florida, as our new independent auditors as of April 26, 2007. Prior to such date, we did not consult with Webb & Company, P.A. regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Webb & Company, P.A.  or (iii) any other matter that was the subject of a disagreement between us and our former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of business acquired:

          None

     (b)  Exhibits

NUMBER	EXHIBIT

16.1	Letter from Gately & Associates, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Tetros, Inc.

By:	/s/ Simon Brodie
Simon Brodie, President

Dated: July 18, 2007